UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2004

SPINNAKER EXPLORATION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16009	76-0560101
(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Smith Street, Suite 800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 759-1770

Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure.”

Contact: Robert M. Snell, Vice President,

Chief Financial Officer and Secretary

(713) 759-1770

Spinnaker Exploration Company Announces Addition to its Board of Directors

Houston, TX – August 10, 2004/PRNewswire – First Call/—Spinnaker Exploration Company (NYSE: SKE) today announced the appointment of Walter R. Arnheim to its Board of Directors. Mr. Arnheim served as Treasurer of Mobil Corporation from 1995 to 2000. He joined Mobil Corporation in 1968 and also served as Mobil Exploration and Producing Division’s Chief Financial Officer from 1988 to 1991 and Vice President of Planning and Economics for Mobil Corporation from 1991 to 1995. Mr. Arnheim received a Bachelor of Science degree in Chemical Engineering from the University of Pittsburgh in 1966 and an MBA in Finance/Operations Research in 1968 from Columbia University. Mr. Arnheim served as Executive Director of the Washington National Opera from 2000 to 2002. He lives in Potomac, Maryland.

Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of oil and gas in the U.S. Gulf of Mexico. To learn more about Spinnaker, the Company’s web site may be accessed at http://www.spinnakerexploration.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

Date: August 10, 2004	By:	/s/ JEFFREY C. ZARUBA
	Name: Title:	Jeffrey C. Zaruba Vice President, Treasurer and Assistant Secretary